UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Clipper Realty Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	47-4579660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

4611 12th Avenue, Suite 1L, Brooklyn, New York	11219
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214021

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Clipper Realty Inc. (the “Company”) hereby incorporates by reference the description of its common stock, $0.01 par value, to be registered hereunder contained in the section entitled “Description of Capital Stock” in the Company’s Registration Statement on Form S-11 (File No. 333-214021), as amended (the “Registration Statement”). The description of the Company’s common stock included in any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2017	CLIPPER REALTY INC.

	By:	/s/ David Bistricer

Name: David Bistricer

Title: Co-Chairman and Chief Executive Officer